Exhibit 99.1

QWEST COMMUNICATIONS NAMES PATRICK J. MARTIN
TO ITS BOARD OF DIRECTORS

DENVER, August 24, 2005 – Qwest Communications International Inc. (NYSE: Q) today announced that its board of directors has approved the appointment of Patrick J. Martin, chairman of Storage Technology Corporation, to the Qwest board. The appointment will be effective October 20.

“We’re pleased to have Patrick join Qwest’s board of directors. His extensive background and knowledge will be an asset to the board and to the company as we continue to build long-term profitability and increased shareholder value,” said Richard C. Notebaert, chairman and CEO of Qwest.

Martin is chairman, president and CEO of Storage Technology Corporation – also known as StorageTek – a leading maker of storage devices and software that help businesses and government agencies store and manage large amounts of data. Prior to assuming his post at StorageTek in 2000, Martin was president of Xerox’s North American Solutions Group, the company’s largest marketing organization.

Martin’s appointment brings the number of directors serving on Qwest’s board to 10.

“I’m happy to have the opportunity to join such a strong group as the Qwest board,” said Martin. “I look forward to contributing to its mission of delivering long-term value to Qwest investors.”

About Qwest

Qwest Communications International Inc. (NYSE: Q) is a leading provider of high-speed Internet, data, video and voice services. With approximately 40,000 employees, Qwest is committed to the “Spirit of Service” and providing world-class services that exceed customers’ expectations for quality, value and reliability. For more information, please visit the Qwest Web site at www.qwest.com.

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Forward Looking Statement Note

This release may contain projections and other forward-looking statements that involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to the documents filed by us with the Securities and Exchange Commission, specifically the most recent reports which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements, including but not limited to: access line losses due to increased competition, including from technology substitution of our access lines with wireless and cable alternatives; our substantial indebtedness, and our inability to complete any efforts to de-lever our balance sheet through asset sales or other transactions; any adverse outcome of the current investigation by the U.S. Attorney’s office in Denver into certain matters relating to us; adverse results of increased review and scrutiny by regulatory authorities, media and others (including any internal analyses) of financial reporting issues and practices or otherwise; rapid and significant changes in technology and markets; any adverse developments in commercial disputes or legal proceedings, including any adverse outcome of current or future legal proceedings related to matters that are the subject of governmental investigations, and, to the extent not covered by insurance, if any, our inability to satisfy any resulting obligations from funds available to us, if any; potential fluctuations in quarterly results; volatility of our stock price; intense competition in the markets in which we compete including the likelihood of certain of our competitors consolidating with other providers or otherwise reorganizing their capital structure to more effectively compete against us; changes in demand for our products and services; acceleration of the deployment of advanced new services, such as broadband data, wireless and video services, which could require substantial expenditure of financial and other resources in excess of contemplated levels; higher than anticipated employee levels, capital expenditures and operating expenses; adverse changes in the regulatory or legislative environment affecting our business; changes in the outcome of future events from the assumed outcome included in our significant accounting policies; and our ability to utilize net operating losses in projected amounts.

The information contained in this release is a statement of Qwest’s present intention, belief or expectation and is based upon, among other things, the existing regulatory environment, industry conditions, market conditions and prices, the economy in general and Qwest’s assumptions. Qwest may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in Qwest’s assumptions or otherwise. The cautionary statements contained or referred to in this release should be considered in connection with any subsequent written or oral forward-looking statements that Qwest or persons acting on its behalf may issue. This release may include analysts’ estimates and other information prepared by third parties for which Qwest assumes no responsibility.

Qwest undertakes no obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements and other statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

By including any information in this release, Qwest does not necessarily acknowledge that disclosure of such information is required by applicable law or that the information is material.

The Qwest logo is a registered trademark of Qwest Communications International Inc. in the U.S. and certain other countries.

Contacts:	Media Contact:	Investor Contact:
	Bob Toevs	Stephanie Comfort
	303-965-6264	800-567-7296
	bob.toevs@qwest.com	IR@qwest.com